Exhibit No. 99.1

Intuitive Surgical Announces $41.6 Million First Quarter Revenue, Up 54% and $9.1 Million Net Income, $0.25 Per Share

SUNNYVALE, CA -- 04/21/2005 -- Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported first quarter 2005 sales of $41.6 million, increasing 54% from $27.1 million for the first quarter of 2004. Higher sales were driven by higher da Vinci® Surgical System shipments and continued recurring revenue growth.

Intuitive sold 19 da Vinci® Surgical Systems during the first quarter of 2005, compared to 14 in the first quarter of 2004. First quarter 2005 system revenue increased to $21.3 million from $14.6 million during the first quarter 2004.

First quarter 2005 recurring revenue, consisting of instrument, accessory, service and training revenue, increased to $20.3 million from $12.5 million during the first quarter 2004. Recurring revenue growth resulted from a larger installed base of da Vinci® Surgical Systems and increased system usage.

                                                Three Months Ended,
                                        -----------------------------------
                                        3/31/05       3/31/04      Increase
                                        -------       -------      --------
      Revenue ($Millions)
      Systems                             $21.3        $14.6        $ 6.7
      Instruments/Accessories             $12.9        $ 7.9        $ 5.0
      Service/Training                    $ 7.4        $ 4.6        $ 2.8
                                        -------       -------      --------
                                          $41.6        $27.1        $14.5
                                        =======       =======      ========

      da Vinci® Surgical System
       Unit Sales                            19           14            5
                                        =======       =======      ========
First quarter 2005 operating income increased to $8.9 million, up from $0.3 million reported for the first quarter 2004.

The company reported first quarter 2005 net income of $9.1 million, or $0.25 per diluted share, compared to $0.9 million, or $0.02 per diluted share for the first quarter 2004.

Intuitive was $17.4 million cash flow positive for the first quarter 2005, ending the period with $149.5 million in cash and short-term investments.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, "We are pleased with our first quarter financial results which demonstrate the power of our business model to sustain high revenue growth and generate cash. We remain committed to growing our company within realistic financial constraints, focusing on the 'vital few' things that will truly make a difference, and driving future investment priorities based on clinical need and economic return."

The company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 484-630-4228 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical's website at www.intuitivesurgical.com.

About Intuitive's Products:

The da Vinci® Surgical System consists of a surgeon's viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons' technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon's natural hand, wrist and finger movements on instrument controls at the surgeon's console outside the patient's body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked "smart" medical devices.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Intuitive®, da Vinci®, InSite®, EndoWrist®, Hermes®, and Aesop® are registered trademarks of Intuitive Surgical, Inc.

                          INTUITIVE SURGICAL, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)

                                                    Three Months Ended,
                                                  3/31/05        3/31/04
                                                 ---------      ---------
Sales:
   Products                                      $  34,183      $  22,471
   Services                                          7,431          4,588
                                                 ---------      ---------
Total sales                                         41,614         27,059

Cost of sales:
   Products                                         11,155          8,813
   Services                                          3,196          2,410
                                                 ---------      ---------
Total cost of sales                                 14,351         11,223
                                                 ---------      ---------

   Gross profit                                     27,263         15,836
   Gross profit %                                     65.5%          58.5%
Operating costs and expenses:
   Selling, general, and administrative             14,204         10,243
   Research and development                          4,145          5,310
                                                 ---------      ---------
        Total operating costs and expenses          18,349         15,553
                                                 ---------      ---------
Income from operations                               8,914            283
Other income, net                                      723            606
                                                 ---------      ---------
Income before income taxes                           9,637            889
Income tax expense                                     533             36
                                                 ---------      ---------
Net income                                       $   9,104      $     853
                                                 =========      =========

Net income per share -
   Basic                                         $    0.26      $    0.03
                                                 =========      =========
   Diluted                                       $    0.25      $    0.02
                                                 =========      =========

Weighted average shares used to compute
 net income per share -
   Basic                                            34,517         33,282
                                                 =========      =========
   Diluted                                          37,021         34,137
                                                 =========      =========

                          INTUITIVE SURGICAL, INC.
                        CONSOLIDATED BALANCE SHEETS
                               (IN THOUSANDS)

                                                (Unaudited)
                                                  3/31/05      12/31/04 (a)
                                                 ---------      ---------
Assets
Current assets:
   Cash and cash equivalents                        11,025          5,771
   Investments                                     138,427        126,267
   Accounts receivable, net                         31,407         35,443
   Inventory                                         7,566          5,966
   Prepaids                                          3,945          3,032
   Restricted cash                                     319            205
                                                 ---------      ---------
        Total current assets                       192,689        176,684

Property and equipment, net                         26,857         27,065
Restricted cash                                          -            319
Intangible assets, net                               5,755          6,221
Goodwill                                           143,332        143,332
Other assets                                           567            608
                                                 ---------      ---------

Total assets                                     $ 369,200      $ 354,229
                                                 =========      =========

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                  6,482          4,485
   Accrued compensation and employee benefits        5,907         10,321
   Deferred revenue                                 16,862         15,372
   Restructuring accrual                               462            541
   Other accrued liabilities                         8,181          7,057
   Current portion of notes payable                    347            609
                                                 ---------      ---------
        Total current liabilities                   38,241         38,385

Deferred revenue                                       420            505
Other accrued liabilities                              342            407

Stockholders' equity
   Common stock                                         35             34
   Preferred stock                                       -              -
   Additional paid-in capital                      437,315        430,362
   Accumulated deficit                            (105,964)      (114,936)
   Treasury stock                                        -           (136)
   Accumulated other comprehensive loss             (1,189)          (392)
                                                 ---------      ---------
        Total stockholders' equity                 330,197        314,932
                                                 ---------      ---------

Total liabilities and stockholders' equity       $ 369,200      $ 354,229
                                                 =========      =========

(a) Derived from the audited financial statements included in the Company's
    Annual Report on Form 10-K for the year ended December 31, 2004, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Contacts:

Ben Gong
408-523-2175

Sarah Norton
408-523-2161